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                                                                      EXHIBIT 21

The subsidiaries of Allied Holdings, Inc. and the place of incorporation or organization are as follows:

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
Allied Automotive Group, Inc.                                    Georgia
Axis Group, Inc.                                                 Georgia
Allied Systems, Ltd., LLP                                        Georgia
Inter Mobile, Inc.                                               Georgia
Legion Transportation, Inc.                                      Georgia
Automotive Transport Services, Inc.                              Georgia
Allied Systems (Canada) Company                                  Nova Scotia
Axis International, Inc.                                         Georgia
Axis Truck Leasing, Inc.                                         Georgia
Axis North America, Inc.                                         Georgia
Kar-Tainer International, Inc.                                   Florida
Canadian Acquisition Corp.                                       Georgia
RC Management Corp.                                              Delaware
GACS Incorporated                                                Florida
Allied Freight Broker, Inc.                                      Virginia
QAT, Inc.                                                        Florida
OSCHO, Inc.                                                      Florida
Terminal Service Co.                                             Washington
F.J. Boutell Driveaway Co., Inc.                                 Michigan
RMX, Inc.                                                        Delaware
Transport Support, Inc.                                          Delaware
Commercial Carriers, Inc.                                        Michigan
B&C Inc.                                                         Michigan
Haul Insurance Limited                                           Cayman Islands
AH Industries, Inc.                                              Alberta
Kar-Tainer International Limited                                 Bermuda
Axis Netherlands, LLC                                            Georgia
Axis Areta, LLC                                                  Georgia
Arrendadora de Equipo para el                                    Mexico
Transporte de Automoviles, s. de R.L.
de C.V.
Axis Logistica, S. de R.L. de C.V.                               Mexico
Logistic Technology, LLC - Georgia                               Georgia
Kar-Tainer International (Pty) Ltd.                              South Africa
Axis Canada Company                                              Nova Scotia
Allied ASL Holdings, Inc.
CT Services, Inc.                                                Michigan
CT Group, Inc.                                                   Michigan
Cordin Transport, Inc.                                           Michigan

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